Exhibit 10.2

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is dated for reference purposes as of March 26, 2013 (“Effective Date”), and is made by and between LANTANA HP, LTD., a Texas limited partnership (“Sublandlord”), and ADVANCED MICRO DEVICES, INC., a Delaware corporation (“Subtenant”). Sublandlord and Subtenant hereby agree as follows:

1. Recitals: This Sublease is made with reference to the fact that 7171 Southwest Parkway Holdings, LP, a Delaware limited partnership, as “Landlord,” (“Master Landlord”) and Sublandlord, as “Tenant,” are parties to that certain Lease Agreement dated March 26, 2013 (the “Master Lease”), with respect to those certain Premises located at 7171 Southwest Parkway, Austin, Texas more specifically described in the Master Lease (the “Master Premises”). A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Master Lease. The use of the word “including” in this Sublease, shall mean “including, without limitation”.

2. Subleased Premises: Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Master Premises, together with the rights set forth in the Master Lease to use the Common Areas, Building Exclusive Use Common Areas, the Property Amenities and the Parking Structures all as more particularly described in the Master Lease (the “Subleased Premises”).

3. Initial Term:

A. Initial Term. The term of this Sublease shall be for the period commencing on March 26, 2013 (the “Commencement Date”) and ending on March 31, 2025 unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms (the “Expiration Date”). Subtenant, as the former owner of the Subleased Premises, will already be in possession of the Subleased Premises as of the Commencement Date.

B. Option to Extend. Subtenant shall have the option to extend the Term of this Sublease pursuant to the terms and conditions (including the amount of the Fair Market Rental Rate) of Section 3.2 of the Master Lease as such terms and conditions are incorporated into this Sublease in Section 18 below.

C. Early Expiration Spaces. Subtenant acknowledges that the Master Lease at Section 3.1(b) provides for the expiration of the Master Lease with respect to certain portions of the Master Premises. Subtenant agrees that Section 3.1(b) of the Master Lease shall apply to Sublandlord and Subtenant and that, accordingly, (i) this Sublease shall simultaneously terminate as to the portions of the Subleased Premises that are terminated as to the portions of the Master Premises pursuant to and described in said Section 3.1(b) and (ii) Subtenant shall comply with and perform the obligations of the “Tenant” under said Section 3.1, including, without limitation, vacating and surrendering the applicable portions of the Subleased Premises and performing the work that the “Tenant” is required to perform in connection with the surrender of such space, all in accordance with Section 3.1. Effective as of the date when this Sublease expires as to each Early Expiration Space, the rentable square footage of the Subleased Premises shall be reduced by the area set forth in the Master Lease and Base Rent and Sublease Additional Rent shall be adjusted accordingly.

4. Rent:

A. Base Rent. Commencing on the Commencement Date and continuing each month throughout the initial Term of this Sublease, Subtenant shall pay to Sublandlord as base rent (“Base Rent”) for the Subleased Premises monthly installments as follows:

Period	Annual Base Rent Rate Per Rentable Square Foot	Rentable Square Footage of Subleased Premises	Monthly Installment of Base Rent
Commencement Date – September 30, 2013	$17.50	812,350	$1,184,677.08
October 1, 2013 – December 31, 2013	$17.50	637,209	$929,263.13
January 1, 2014 – March 31, 2014	$17.50	587,428	$856,665.83
April 1, 2014 – December 31, 2014	$18.00	587,428	$881,142.00
January 1, 2015 – March 31, 2015	$18.00	470,575	$705,862.50
April 1, 2015 – March 31, 2016	$18.50	470,575	$725,469.79
April 1, 2016 – March 31, 2017	$19.00	470,575	$745,077.08
April 1, 2017 – March 31, 2018	$19.50	470,575	$764,684.38
April 1, 2018 – March 31, 2019	$20.00	470,575	$784,291.67
April 1, 2019 – March 31, 2020	$20.50	470,575	$803,898.96
April 1, 2020 – March 31, 2021	$21.00	470,575	$823,506.25
April 1, 2021 – March 31, 2022	$21.50	470,575	$843,113.54
April 1, 2022 – March 31, 2023	$22.00	470,575	$862,720.83
April 1, 2023 – March 31, 2024	$22.50	470,575	$882,328.13
April 1, 2024 – March 31, 2025	$23.00	470,575	$901,935.42

The Base Rent shall be payable in equal monthly installments as set forth above and shall be due and payable in advance on or before the first day of each calendar month during the Term without deduction, offset, or prior notice or demand except as expressly provided in this Sublease or the Master Lease. If in any calendar month, the first day thereof shall fall on a Saturday, Sunday or Holiday, then the due date shall be extended to be the next day that is not a Saturday, Sunday or Holiday. Rent shall be paid to Sublandlord by wire transfer of immediately available federal funds to Wells Fargo Bank, N.A., 111 Congress Avenue, Suite 530, Austin, Texas 78701, for credit to Lantana HP, Ltd., or such other account written notice of which Sublandlord shall have given to Subtenant not less than sixty (60) days’ prior to the first due date for Rent on which Sublandlord makes the change effective. The obligations of Subtenant to pay Rent to Sublandlord and the obligations of Sublandlord under this Sublease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance, without notice or demand. The first monthly installment of Base Rent is due on the Commencement Date; thereafter, Base Rent shall be payable on the first day of each calendar month from and after the Commencement Date; provided, however, that if the Commencement Date shall occur on other than the first day of a calendar month, then the first installment of Rent due on the Commencement Date shall be prorated for the partial calendar month in which the Commencement Date occurs.

B. Additional Rent. All monies other than Base Rent required to be paid by Subtenant under this Sublease shall be deemed additional rent (“Sublease Additional Rent”). Subtenant acknowledges that Sublandlord is required to pay to Master Landlord “Additional Rent” under the Master Lease, and estimated payments thereof and adjustments thereto under Article V of the Master Lease (collectively, “Master Lease Additional Rent”). Subtenant shall pay to Sublandlord as Sublease Additional Rent hereunder, all of such Master Lease Additional Rent and any other sums which are included in the definition of “Rent” under the Master Lease and that Sublandlord is required to pay to Master Landlord.

During the Term, Subtenant shall pay to Sublandlord monthly installments of Sublease Additional Rent in advance on the first day of each calendar month and otherwise on the same terms and conditions described above with respect to Base Rent. Unless a shorter time period is specified in this Sublease, all payments of miscellaneous Rent charges hereunder (that is, all Rent other than Base Rent and Master Lease Additional Rent) shall be due and payable within thirty (30) days following Master Landlord’s delivery to Subtenant of an invoice therefor. Sublandlord and Subtenant agree that each provision of this Sublease for determining charges and amounts payable by Subtenant (including provisions regarding Sublease Additional Rent) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code. Sublandlord shall promptly forward the Master Landlord’s estimate of Master Lease Additional Rent (and any adjustments thereto by Master Landlord), any appropriate invoices received from Master Landlord, Master Landlord’s Reconciliation Statements, and any other estimates, invoices or statements that Master Landlord provides to Sublandlord with respect to any Master Lease Additional Rent. Subtenant and Sublandlord agree, as a material part of the consideration given by Subtenant to Sublandlord for this Sublease, that this Sublease is intended to be a net sublease and in accordance therewith Subtenant shall pay any Rent owed by Sublandlord to Master Landlord under the Master Lease. Any overpayments or underpayments of Master Lease Additional Rent, shall be handled directly between Master Landlord and Subtenant in accordance with Section 5.4(a) of the Master Lease, and Sublandlord agrees to remit any refunds that it receives from Master Landlord for overpayments of Rent to Subtenant within ten (10) Business Days.

5. Omitted.

6. Holdover: Subtenant acknowledges that it is critical that Subtenant surrender the Subleased Premises on or before the expiration or earlier termination of the Sublease in accordance with the terms of this Sublease. If Subtenant does not surrender possession of the Subleased Premises at the end of the Term (or if the Term of this Sublease is extended, the end of such extended term), such action shall not extend the Term or extended term, Subtenant shall be a tenant at sufferance, and during such time of occupancy Subtenant shall pay to Sublandlord, as damages, an amount equal to one hundred twenty-five percent (125%) of the amount of Base Rent that was being paid immediately prior to the end of the initial Term (or the extended term, as applicable) for the first sixty (60) days of such holdover and, thereafter, an amount equal to one hundred fifty percent (150%) of the amount of Base Rent that was being paid immediately prior to the end of the initial Term (or the extended term, as applicable). The provisions of this Section 7 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Sublandlord provided herein or at law. If Subtenant fails to surrender the Subleased Premises upon the termination or expiration of this Sublease, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall protect, defend, indemnify and hold Sublandlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by Master Landlord or any succeeding subtenant of Sublandlord founded upon such failure to surrender, and any lost profits or other consequential damages to Master Landlord or to Sublandlord resulting therefrom.

7. “AS IS” Condition; Master Landlord’s Obligations: The parties acknowledge and agree that Subtenant, as the former owner of the Subleased Premises, will already be in possession of the Subleased Premises as of the Commencement Date and that Subtenant is subleasing the Subleased Premises on an “AS IS” basis. NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE SUBLEASED PREMISES ON THE COMMENCEMENT DATE, INCLUDING, WITHOUT WARRANTY, ANY REPRESENTATION OR WARRANTY MADE BY THE MASTER LANDLORD UNDER THE MASTER LEASE, AND SUBTENANT HAS NOT RELIED ON ANY SUCH REPRESENTATIONS OR WARRANTIES. FURTHER, TO THE EXTENT PERMITTED BY LAW, SUBTENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY, HABITABILITY, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OF THE SUBLEASED PREMISES OR OTHER IMPLIED WARRANTIES THAT SUBLANDLORD WILL MAINTAIN OR REPAIR THE SUBLEASED PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS SUBLEASE. Subtenant has fully inspected the Subleased Premises and is satisfied with the condition thereof. Subtenant is accepting the Subleased Premises in its then-existing, “AS IS” condition, without any representation or warranty whatsoever from Sublandlord with respect thereto.

8. Assignment and Subletting: Subtenant’s rights to assign this Sublease or sublease all or a portion of the Subleased Premises shall be governed by the terms and provisions of Article VIII of the Master Lease, as incorporated herein by reference, except that Master Landlord’s consent shall also be required for any such assignment or subletting other than Permitted Transfers that satisfy the criteria under Section 8.8 of the Master Lease and shared space arrangements that satisfy the criteria under Section 8.9 of the Master Lease.

9. Use: Subtenant may use the Subleased Premises for any use allowed under the Master Lease, including, the Permitted Uses. Subtenant’s use of the Subleased Premises shall be subject to the terms and conditions of the Master Lease.

10. Effect of Conveyance: As used in this Sublease, the term “Sublandlord” means the holder of the Tenant’s interest under the Master Lease. In the event of any Permitted Transfer or other Transfer consented to by Master Landlord of the Tenant’s interest under the Master Lease and subject to the terms and conditions of Article VIII of the Master Lease, the proposed transferee shall deliver to Subtenant a written agreement whereby it expressly assumes Sublandlord’s obligations hereunder. If Sublandlord is expressly released under the terms of the Master Lease of its obligations as Tenant under the Master Lease, Sublandlord shall be relieved of all covenants and obligations of Sublandlord which may accrue from and after the effective date of its release under the Master Lease.

11. Improvements: Subtenant shall not make any alterations, additions or improvements to the Subleased Premises except in accordance with the Master Lease.

12. Release and Waiver of Subrogation: Sublandlord and Subtenant agree that the waiver of subrogation set forth in Section 6.5(c) of the Master Lease shall apply to Sublandlord and Subtenant.

13. Insurance: Subtenant shall obtain and keep in full force and effect, at Subtenant’s sole cost and expense, during the Term the insurance required to be carried by the “Tenant” under the Master Lease. Subtenant shall include Sublandlord and Master Landlord as an additional insured in any policy of insurance carried by Subtenant in connection with this Sublease to the extent that the Master Lease requires the “Tenant” to include the Master Landlord as an additional insured under the “Tenant’s” policy and shall provide Sublandlord and Master Landlord with evidence of such insurance in the same manner and form as the “Tenant” is required to provide under the Master Lease.

14. Default: Subtenant shall be in default of its obligations under this Sublease if Subtenant fails to perform any act, or commits an act or omission, that would constitute an Event of Default under the Master Lease or fails to perform any of its obligations under this Sublease within the time period provided hereunder if a time period is provided in this Sublease or within the time period provided in the Master Lease if no time period is given herein and after the giving of any notice and the passage of any time required under the Master Lease before such event constitutes an Event of Default by Master Tenant under the Master Lease. Sublandlord shall be in default of its obligations under this Sublease if Sublandlord fails to perform any act, or commits an act or omission, that would constitute an Event of Default by Master Landlord under the Master Lease (to the extent Sublandlord is required to perform such obligation under this Sublease) or fails to perform any of its obligations under this Sublease within the time period provided hereunder if a time period is provided in this Sublease or within the time period provided in the Master Lease if no time period is given herein and after the giving of any notice and the passage of any time required under the Master Lease before such event constitutes an Event of Default by Master Landlord under the Master Lease.

15. Remedies: In the event of any default by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” under Article IX of the Master Lease as if an “Event of Default” had occurred thereunder. In the event of any default by Sublandlord, Subtenant shall have all remedies provided to the “Tenant” under Section 9.5(b) of the Master Lease together with all other rights and remedies otherwise provided or available to Master Tenant under the Master Lease for an Event of Default by Master Landlord.

16. Surrender: On or before the Expiration Date or any sooner full or partial termination of this Sublease, Subtenant shall vacate and surrender (including repairing any damage to the Subleased Premises caused by Subtenant’s vacating and surrendering) the Subleased Premises, or portion thereof, as applicable, in the condition required under the Master Lease. This Section 16 shall survive the expiration or earlier termination of this Sublease.

17. Notices: Any written notice, request, instruction, demand or other communication to be given hereunder by either party hereto to the other shall (A) also be given simultaneously to Master Landlord and (B) be given in writing and shall be delivered either (i) by hand, (ii) by facsimile during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder within one (1) day of such facsimile), (iii) by a nationally recognized overnight courier service, or (iv) by registered or certified mail, postage prepaid, return receipt requested, as follows:

(a)	If to Sublandlord, addressed to:

Lantana HP, Ltd.

c/o HPI Real Estate

3600 N. Capital of Texas Hwy.

Building B, Suite 250

Austin, Texas 78746

Attention: Sam Houston

with a copy thereof to:

Thompson & Knight, LLP

Burnett Plaza, Suite 1600

801 Cherry Street, Unit #1

Fort Worth, Texas 76102-6881

Attention: Susan E. Coleman

Fax No. (214) 999-1555

Phone: (817) 347-1713

(b)	If to Subtenant, addressed to:

Advanced Micro Devices, Inc.

7171 Southwest Parkway

Austin, TX 78735

Attention: General Counsel, B100.T.432

Facsimile No.: 512.602.1252

with a copy thereof to:

SRS Real Estate Partners

15660 North Dallas Parkway, Suite 1200

Dallas, TX 75248

Attention: Leslie Dunaway

Facsimile No.: 972.419.4291

With a copy thereof to:

Advanced Micro Devices, Inc

One AMD Place. MS 5

Sunnyvale, CA 94088

Attn: Lease Manager

And with an additional copy to:

Fulbright & Jaworski L.L.P.

98 San Jacinto Blvd., Suite 1100

Austin, Texas 78701-4255

Attention: R. G. Converse

Facsimile No. 512/536-4598

(c)	To Master Landlord, addressed to:

c/o Spear Street Capital

One Market Plaza, Spear Tower,

Suite 4125

San Francisco, CA 94105

Attention: John S. Grassi

Facsimile No.: 415.856.0348

with a copy thereof to:

c/o Spear Street Capital

One Market Plaza, Spear Tower, Suite 4125

San Francisco, CA 94105

Attention: Asset Manager - AMD Lone Star Campus

Facsimile No.: 415.856.0348

With an additional copy to:

c/o Spear Street Capital

1114 Avenue of the Americas, 31st Floor

New York, NY 10036

Attention: Asset Manager - AMD Lone Star Campus

Facsimile No.: 212.488.5520

or to such other address or number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Any notice, request, instruction, demand or other communication under this Sublease may be given on behalf of a party by the attorney for such party.

18. Other Sublease Terms:

A. Incorporation By Reference. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease including all of the exhibits attached thereto and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to this “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” shall be deemed a reference to “Sublandlord” except as set forth in subparagraph (b) below and each reference to “Tenant” shall be deemed a reference to “Subtenant”, except as otherwise expressly set forth herein; (iv) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Landlord), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of “Landlord” under the Master Lease, whether or not incorporated herein, Subtenant agrees to look solely to Master Landlord, and not to Sublandlord, for the performance thereof; provided that Sublandlord shall use Sublandlord’s reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord’s performance thereof, and Sublandlord, in enforcing performance of all such obligations of Master Landlord, shall (a) upon Subtenant’s written request, immediately (within no more than twenty-four (24) hours) notify Master Landlord with a copy to Subtenant of its nonperformance under the Master Lease and request that Master Landlord perform its obligations under the Master Lease, and (b), if either Sublandlord fails to give such notice within the required time, or if Master Landlord fails to perform in response to such notice within the time period provided under the Master Lease, permit Subtenant to enforce the Master Lease directly against Master Landlord, including, without limitation, commencing a lawsuit or other action in Subtenant’s name (and Sublandlord hereby assigns to Subtenant any rights of Sublandlord required in connection therewith), or commencing a lawsuit or other action in Sublandlord’s name, to obtain the performance required from Master Landlord under the Master Lease, provided that as between Subtenant and Sublandlord, Subtenant shall bear all costs and expenses incurred in connection with any such lawsuit or other action, but the foregoing shall not preclude Subtenant from recovering such costs from any third party to the extent permitted under the terms of the Master Lease, this Sublease or at law or in equity; (v) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to “Tenant” a specified number of days to perform its obligations under the Master Lease (including, without limitation, curing any defaults), except as otherwise provided herein, Subtenant shall have the same number of days to perform the obligation but in no event shall Subtenant have additional time unless Master Landlord has expressly granted, in writing, in the Consent or otherwise, more time to perform; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, the terms of the Consent shall control; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit solely of Master Landlord; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord and shall be required to be given in the form required under the Master Lease, it being agreed that, for purposes of Section 6.3(b)(iii) of the Master Lease, Sublandlord’s designated representative for Service Failures and telephone number are as follows: Sam Houston, office phone number (512) 835-4455; and (x) the following modifications shall be made to the Master Lease as incorporated herein:

(a) the following provisions of the Master Lease are not incorporated herein: Sections 3.1(a), 4.1, 10.2, 10.4, 10.12, 10.13(b)(2nd and 3rd sentences only), 10.23 and Addendum I;

(b) reference to “Landlord” in the following provisions of the Master Lease shall be deemed a reference to “Master Landlord” only: in Section 1.1, the definitions “Building Exclusive Use Common Areas”, “Common Areas”, “Legal Requirements” (as to clause “(c)” only), “Permitted Restrictive Covenant” (as to clause “(c”) only), “Superior Interest”, Sections 2.2(a)(2nd sentence only), 2.2(b), 3.2, (only with respect to copying Sublandlord on the Extension Notice or the Additional Notice if and when Subtenant gives such notices to Master Landlord) 5.1(a), 5.1(b), 5.1(c)(2nd and 4th sentences only), Sections 5.2(a) and (b), 5.3, 5.4, 5.5, 5.6, 5.7, 6.2, 6.3(a), 6.3(b)(i), (ii), (iii) and (v), 6.3(c), 6.3(d) (1st sentence only), 6.3(e), 6.3(f), 6.4(a) (last sentence only), 6.4(c), 6.4(e), 6.4(f), 6.4(g), 6.6, 6.9(a)(i), 6.9(b), Articles VII and VIII, Sections 10.7, 10.14(a), (b), (c) and (d), 10.31, 10.33, 10.34(b) and (c), 10.35, and 10.36;

(c) reference to “Landlord” in the following provisions of the Master Lease shall be deemed a reference to “Master Landlord” and Sublandlord: in Section 1.1, the definition “Permits”, Sections 2.2(a)(last sentence only), 6.4(a) (excluding the last sentence), 6.4(b) and (d), 6.4(i), 6.5(a), 6.5(c), 6.5(d), 6.5(e), 6.8, 6.9(a)(ii), (iii), and (iv), 6.10, 6.11(a), (c) and (d), 9.3(a) and (c)(last sentence only), 9.5(c), 10.13(a), 10.14(a), 10.15, 10.27, 10.32, 10.34(a) and (d), 10.37, 10.38, and 10.39; and

(d) In addition to any other rights granted under this Sublease or under the Consent, Subtenant shall have the right to deal directly with Master Landlord under the terms of the Consent with respect to any right to abate Rent provided to Subtenant through incorporation of the provisions of the Master Lease and with respect to collecting any Electrical Costs under Section 5.3(a)(iii) of the Master Lease.

The parties hereto expressly confirm that the following provision of the Master Lease is incorporated herein by reference and pertains to this Sublease and the Master Landlord, the Master Tenant and Subtenant: 10.26 [Confidentiality]. Each of the parties hereto agrees that it has read and understands the foregoing provision.

B. Assumption of Obligations. Subject to the terms of the Consent, this Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease that have been incorporated into this Sublease; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease with respect to the Subleased Premises during the term of this Sublease which have been incorporated into the terms of this Sublease and which by their nature are imposed on the party in possession of the Subleased Premises. Sublandlord hereby expressly assumes and agrees to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease with respect to the Subleased Premises during the term of this Sublease which by their nature are not imposed on the party in possession of the Subleased Premises. Subject to the terms and provisions of the Consent and unless otherwise provided in the Consent, if the Master Lease is terminated for any reason whatsoever, then this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant. If there is a conflict between the terms and provisions of this Sublease, the Master Lease and the Consent, as among Sublandlord, Master Landlord and Subtenant, the terms and conditions of the Consent shall control and, as between Sublandlord and Subtenant, if there is a conflict between the terms and conditions of this Sublease and the Master Lease that it not addressed in the Consent, the terms and conditions of this Sublease shall control.

19. Master Landlord Consent: Simultaneously with Sublandlord and Subtenant’s execution and delivery of this Sublease, Sublandlord, Subtenant and Master Landlord are entering into that certain Master Landlord’s Consent to Sublease (the “Consent”).

20. Amendment: This Sublease may not be amended except by the written agreement of all parties hereto. Sublandlord acknowledges that it has agreed not to amend the Master Lease without obtaining Subtenant’s prior written consent pursuant to the terms of the Consent.

21. No Drafting Presumption: The parties acknowledge that this Sublease has been agreed to by both the parties, that both Sublandlord and Subtenant have consulted with attorneys with respect to the terms of this Sublease and that no presumption shall be created against Sublandlord because Sublandlord drafted this Sublease.

22. Entire Agreement: This Sublease and the Consent constitute the entire agreement between the parties with respect to the subject matter herein, and there are no binding agreements or representations between the parties except as expressed herein and in the Consent. No subsequent change or addition to this Sublease shall be binding unless in writing and signed by the parties hereto.

23. Counterparts: This Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

24. Quiet Enjoyment: Sublandlord covenants that Subtenant, on paying the Rent and performing and observing all of the covenants and agreements herein contained and provided to be performed by Subtenant, shall and may peaceably and quietly have, hold, occupy, use, and enjoy the Subleased Premises during the Term, and may exercise all of its rights hereunder, subject only to the provisions of this Sublease, the Consent, all applicable Legal Requirements and the Permitted

Encumbrances; and Sublandlord agrees to warrant and forever defend Subtenant’s right to such occupancy, use, and enjoyment of the Subleased Premises against the claims of any and all Persons whomsoever lawfully claim the same, or any part thereof, by, through or under Sublandlord, but not otherwise, subject only to the provisions of this Sublease, the Consent, all applicable Legal Requirements and the Permitted Encumbrances.

25. Representations of Sublandlord: Sublandlord represents and warrants to Subtenant that (i) the copy of the Master Lease attached hereto as Exhibit A is a true and correct copy of the Master Lease and has not been modified in any way; (ii) the Master Lease is, as of the Effective Date, in full force and effect; (iii) Sublandlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Sublease and to perform all Sublandlord’s obligations under this Sublease; and (d) each person (and all of the persons if more than one signs) signing this document on behalf of Sublandlord is duly and validly authorized to do so.

26. Memorandum of Sublease: The parties acknowledge and agree that they shall execute and permit to be recorded a Memorandum which evidences certain provisions of this Sublease in the form attached to the Consent.

27. Governing Law: THIS SUBLEASE HAS BEEN EXECUTED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS WITHIN THE STATE OF TEXAS.

28. Consent to Jurisdiction and Service of Process: Any legal action, suit or proceeding in law or equity arising out of or relating to this Sublease and the transactions contemplated hereby may be instituted in any state or federal court in Travis County, Texas, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Sublease, or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against either party if given by registered or certified mail, return receipt requested or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party at the address listed in Section 17 herein. Nothing herein contained shall be deemed to affect the right of either party to serve process in any manner permitted by applicable Legal Requirements or to commence legal proceedings or otherwise proceed against the other party in any jurisdiction other than Texas.

29. Waiver of Jury Trial; Attorney’s Fees: TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, SUBLANDORD AND SUBTENANT (EACH ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS) EACH, AFTER CONSULTATION WITH COUNSEL, KNOWINGLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS SUBLEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. If there is any legal or arbitration action or proceeding between any of the parties hereto to enforce any provision of this Sublease or to protect or establish any right or remedy of any party hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all reasonable, actual out-of-pocket costs and expenses paid or payable to third parties, including reasonable attorneys’ fees incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

30. Waiver of Landlord’s Lien. Sublandlord waives its statutory lien rights under Section 54.021 of the Texas Property Code as well as any constitutional and contractual liens with respect to Subtenant’s personal property located at the Subleased Premises. Notwithstanding anything to the contrary in this Section, Sublandlord does not waive, relinquish or subordinate any liens, rights or remedies that Sublandlord may now have, or shall ever enjoy, as a judgment creditor or under any warehouseman’s lien in the event that Sublandlord is required by applicable law to store Subtenant’s property if such property is abandoned by Subtenant following a default by Subtenant under this Sublease.

31. Brokerage. Neither Sublandlord nor Subtenant has dealt with any broker or agent in connection with the negotiation or execution of this Sublease. Subtenant and Sublandlord shall each indemnify the other against all costs, expenses, reasonable attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party. This Section 31 shall survive the expiration or earlier termination of this Sublease.

[Signatures to appear on the following page]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:				SUBTENANT:

LANTANA HP, LTD., a Texas limited partnership			ADVANCED MICRO DEVICES, INC., a Delaware corporation

By:	GP Lantana, Inc., a Texas Corporation, its general partner

	By:	/s/ Sam Houston	By:	/s/ Devinder Kumar
	Print Name: SAM HOUSTON		Print Name: Devinder Kumar
	Title: VICE PRESIDENT		Title: SR. VP & CFO